UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017

 CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of CONSOL Energy Inc. (the “Company”) held on May 9, 2017 (the “Annual Meeting”), the Company’s shareholders considered five proposals, each of which is described in more detail in the Proxy Statement. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2018 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes	Abstain
Alvin R. Carpenter	182,942,152	1,013,259	17,948,129	0
J. Palmer Clarkson	182,993,246	962,165	17,948,129	0
William E. Davis	182,736,558	1,218,853	17,948,129	0
Nicholas J. DeIuliis	182,930,707	1,024,704	17,948,129	0
Maureen E. Lally-Green	182,880,086	1,075,325	17,948,129	0
Bernard Lanigan, Jr.	182,471,396	1,484,015	17,948,129	0
John T. Mills	182,920,354	1,035,057	17,948,129	0
Joseph P. Platt	182,962,844	992,567	17,948,129	0
William P. Powell	182,799,479	1,155,932	17,948,129	0
Edwin S. Roberson	182,874,039	1,081,372	17,948,129	0
William N. Thorndike, Jr.	182,957,316	998,095	17,948,129	0
Proposal 2: Ernst & Young LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.

For:	200,783,283
Against:	433,328
Abstain:	686,929
Proposal 3: A non-binding resolution regarding compensation paid to our named executive officers in 2016 was approved.

For:	172,921,066
Against:	10,403,439
Abstain:	630,906
Broker Non-Votes:	17,948,129

Proposal 4: The frequency of future advisory votes on executive compensation was recommended on an annual basis.

1 Year:	171,568,880
2 Years:	225,375
3 Years:	11,518,339
Abstain:	642,817
Broker Non-Votes:	17,948,129
Based upon these results, which were consistent with the recommendation of the Company’s Board of Directors, the Board has determined that the Company will hold an advisory vote on compensation of the named executives annually until the next vote on the frequency of holding such advisory votes.

Proposal 5: The shareholder proposal regarding political contributions was rejected.

For:	39,629,907
Against:	143,548,801
Abstain:	776,703
Broker Non-Votes:	17,948,129

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By: /s/Stephanie L. Gill
Stephanie L. Gill
Vice President and General Counsel

Dated: May 9, 2017